Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                                    June 26, 2008


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Global Total Return Fund, Inc.
File No. 811-04661


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Global Total Return Fund, Inc. for the semi-annual period ended April 30, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of June 2008.


              Dryden Global Total Return Fund, Inc.



Witness: /s/ Robert A. Hymas II              By: /s/ Jonathan D.
Shain
       Robert A. Hymas II                   Jonathan D. Shain
                                   Assistant Secretary